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[McLeodUSA LOGO APPEARS HERE]                           [MCLD LOGO APPEARS HERE]

                                                                    Exhibit 99.1
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McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street SW, PO Box 3177
Cedar Rapids, IA 52406-3177
Media Contact:  Bruce Tiemann
Phone (319) 790-7800
FAX:  (319) 790-7767
E-mail:  mcleodusa_ir@mcleodusa.com


FOR IMMEDIATE RELEASE

             McLeodUSA Completes Senior Secured Credit Facilities

    Financial community enthusiasm swells total commitment to $1.3 Billion

Cedar Rapids, Iowa -May 31, 2000 -- McLeodUSA (Nasdaq: MCLD), one of the nation's top telecommunications providers, today announced the completion of its previously announced commitment for senior secured credit facilities. A total of 64 banks and institutions will participate in the credit facilities, increasing the total commitment to $1.3 billion - up from the $1 billion commitment McLeodUSA originally sought.

Chase Securities Inc. acted as Lead Arranger and sole Book Manager, with the Chase Manhattan Bank acting as Administrative Agent. The credit facilities were initially underwritten by Chase Manhattan Bank, Citibank, Bank of America and Goldman Sachs.

"We consider the enthusiasm of participants in this commitment a ringing endorsement of our current business plan and of our stature in the financial community, and we are delighted with the results," said Lyle Patrick, McLeodUSA Chief Financial Officer. "As we indicated last month, this facility funds our McLeodUSA/Splitrock plan; provides funds we can draw upon while avoiding interest payments for the balance; and supplies funding at rates substantially less than prevailing high-yield debt rates. We can continue to focus on execution rather than seeking additional funding commitments."

Also today, McLeodUSA Incorporated announced that it plans to commence a tender offer to purchase for cash any and all outstanding 11.75% senior notes of Splitrock Services, Inc., due 2008.

McLeodUSA has received the irrevocable consent of the holder of the majority in aggregate principal amount of the Splitrock notes to certain amendments which, upon completion of the offer and execution of the appropriate documents, will eliminate most of the restrictive covenants and certain other provisions of the indenture pursuant to which the notes were issued. Salomon Smith Barney is acting as dealer-manager in connection with the offer.
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McLeodUSA Completes Credit Facilities Commitment
Page 2

McLeodUSA, one of the nation's top telecommunications companies, provides selected telecommunications services to customers nationwide. Integrated communications including local services are currently available in several Midwest and Rocky Mountain states; long distance and advanced data services are available in all 50 states. McLeodUSA is a facilities-based telecommunications provider with 354 ATM switches, 31 voice switches, 750,600 local lines, and more than 8,800 employees. The Company recently expanded its marketplace for advanced data and Internet services to all 50 states through the acquisition of Splitrock Services, Inc. The Splitrock network is capable of transmitting integrated next-generation data, video and voice services. The network reaches 800 cities and 90 percent of the U.S. population. In the next 12 months, the Company's publishing subsidiaries plan to distribute 26 million white and yellow page directories in 23 states, expected to reach 46 million people. McLeodUSA Incorporated is a Nasdaq-100 company traded as MCLD. The Company's web site is available at www.mcleodusa.com.
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     Some of the statements contained in this press release discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called forward-looking statements by words like "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements only reflect the predictions of McLeodUSA. Actual events or results may differ substantially. Important factors that could cause actual results of McLeodUSA to be materially different from the forward-looking statements include availability of financing and regulatory approvals, the number of potential customers in a target market, the existence of strategic alliances or relationships, technological, regulatory or other developments in the industry, changes in the competitive climate in which McLeodUSA operates and the emergence of future opportunities. These and other applicable risks are summarized under the caption "Risk Factors" in the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which is filed with the Securities and Exchange Commission.


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